Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 12275 El Camino Real Suite 100 San Diego, CA 92130-4092 858.720.8900 main 858.509.3691 fax www.sheppardmullin.com

September 15, 2025

VIA ELECTRONIC MAIL

Red Cat Holdings, Inc.

15 Avenida Munoz Rivera, Ste 2200

San Juan, Puerto Rico 00901

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Red Cat Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Base Prospectus and one or more supplements to the Base Prospectus (each, a “Prospectus Supplement”) and any free-writing prospectus(es), of up to $300,000,000 aggregate offering proceeds, of the following securities of the Company:

●	shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

●	shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

●	warrants to purchase Common Stock or Preferred Stock (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); and

●	units consisting of Common Stock, Preferred Stock and/or Warrants (the “Units”) to be issued under one or more unit agreements to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units (each such unit agreement, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Warrants, the Units plus any additional Common Stock, Preferred Stock, Warrants and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act. We are delivering this opinion pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed (i) the genuineness and authenticity of all signatures on original documents; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to originals of all documents submitted to us as copies; (iv) the accuracy, completeness and authenticity of certificates of public officials; (v) the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents; (vi) that the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Base Prospectus any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws; (vii) that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then operative Articles of Incorporation (as defined herein) and Bylaws (as defined herein), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets; (viii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (ix) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, as applicable; and (x) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Articles of Incorporation or the Articles of Incorporation grants to the Company’s board of directors (the “Board of Directors”) the power to confer such voting or inspection rights and the Company’s Board of Directors will have conferred such rights.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance and that the consideration for the issuance and sale of the Common Stock (or for any Securities convertible into or exercisable for Common Stock) will be in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock, we have assumed that, (A) at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or for any Securities convertible into or exercisable for Preferred Stock) will be in an amount that is not less than the par value of the Preferred Stock, and (B) the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors, or in an amendment to the Company’s then operative articles of incorporation (the “Articles of Incorporation”), to be approved by the Company’s Board of Directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective. We have also assumed that any Warrants or Units offered under the Registration Statement, and the related Warrant Agreement or Unit Agreement, as applicable, are executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock is duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities issuable upon exercise of any Warrants, the Warrants constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by or subject to (x) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, (y) general equity or public policy principles (regardless of whether considered in a proceeding at law or in equity) and (z) limitations on availability of equitable relief, including specific performance. With respect to the Warrants offered under the Registration Statement, we have also assumed that (A) such Warrants will be issued pursuant to a Warrant Agreement, (B) the Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this letter or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any series of Warrants will be set forth in a Prospectus Supplement. With respect to the Units offered under the Registration Statement, we have also assumed that (A) such Units will be issued pursuant to a Unit Agreement, (B) the Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this letter or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and (C) the particular terms of any Units will be set forth in a Prospectus Supplement.

Our opinion herein is expressed solely with respect to Article 78 of the Nevada Revised Statutes and, as to the Warrants, and Units constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1. With respect to the Common Stock offered under the Registration Statement provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize the issuance and sale of shares of Common Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) the issuance and sale of the Common Stock do not violate any applicable law, are in conformity with the Articles of Incorporation and the Company’s then operative bylaws (the “Bylaws”), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; and (v) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

2. With respect to the Preferred Stock offered under the Registration Statement, provided that (i) Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to establish the rights, preferences and privileges of, and limitations on, any series of Preferred Stock and to authorize the issuance and sale of shares of such series of Preferred Stock and fix or otherwise determine the consideration to be received for such shares and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) appropriate certificates of amendment to the then operative Articles of Incorporation relating to the terms and issuance of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted by the State of Nevada; (v) the terms of the Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Articles of Incorporation and the Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against the requisite payment therefor, which the Company has received, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

3. With respect to the Warrants issued under a Warrant Agreement and offered under the Registration Statement, provided that (i) Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) all necessary corporate action has been taken by the Company to authorize, execute and deliver a Warrant Agreement and to authorize the form, terms, execution and delivery of any Warrants and to fix or otherwise determine the consideration to be received for such Warrants and the terms of the offer and sale thereof; (iii) any legally required consents, approvals, authorizations and other orders of the Commission and other regulatory authorities have been obtained; (iv) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s); (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Incorporation and the Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against the requisite payment therefor, which the Company has received, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement will be valid and legally binding obligations of the Company.

4. With respect to the Units issued under a Unit Agreement and offered under the Registration Statement, provided that (i) all necessary corporate action has been taken by the Company to authorize, execute and deliver a Unit Agreement and to authorize the form, terms, execution and delivery of the Units and to fix or otherwise determine the consideration to be received for the Units and the terms of the offer and sale thereof; (ii) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities have been obtained; (iii) the Unit Agreement has been duly executed and delivered by the Company and the Unit Parties as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s); and (iv) the Units have been duly executed and delivered by the Company and authenticated by the Unit Parties pursuant to the Unit Agreement and delivered against the requisite payment therefor, which the Company has received, and assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus, the Prospectus Supplement(s) and any related free-writing prospectus(es), then the Units, when issued and sold in accordance with the Unit Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

* * * * *

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles (regardless of whether considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Base Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Our opinion set forth above is limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion speaks only as to law and facts in effect or existing as of the date hereof, and we undertake no obligation or responsibility to update or supplement this opinion to reflect any subsequent changes in the facts or circumstances stated or assumed herein that may hereafter come to our attention or of any subsequent changes in law that may hereafter occur.

Sincerely,

By:	/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP